                                                                    EXHIBIT 99.2

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

The following unaudited pro forma combined statement of income gives effect to the Piezo Technology, Inc. ("PTI") acquisition and to the related bank and equity financing. Our unaudited balance sheet as of September 30, 2004 included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 reflects the PTI acquisition; therefore, we have not included a pro forma combined balance sheet.

The unaudited pro forma combined statement of income for the nine month period ended September 30, 2003, gives effect to the acquisition of PTI and related bank and equity financing as if the PTI acquisition and the related financings had occurred on January 1, 2004. The unaudited pro forma combined statement of income for the nine month period ended September 30, 2004, includes amounts derived from the unaudited consolidated statement of income of Lynch Corporation for the nine month period ended September 30, 2004, an unaudited consolidated statement of income of PTI for the nine month period ended September 30, 2004, and pro forma adjustments to reflect the PTI acquisition and the related financings.

The unaudited pro forma combined statement of income should be read in conjunction with the historical consolidated financial statements of PTI, attached hereto as Exhibit 99.1, and the consolidated financial statements and
"Management's Discussion and Analysis of Financial Condition and Results of
Operations" of Lynch Corporation included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The unaudited pro forma combined income statement is not necessarily indicative of the financial results that would have occurred if the PTI acquisition and the related financings had been consummated on the date indicated, nor is it necessarily indicative of the financial results which may be attained in the future, including synergies that may be achieved.

The pro forma adjustments, as described in the "Notes to Unaudited Pro Forma
Combined Statement of Income," are based upon available information and upon certain assumptions that Lynch Corporation's management believes are reasonable.
The allocation of the purchase price is preliminary, based on management's estimates. Lynch Corporation has not yet completed the evaluation and allocation of the purchase price. Fair values will be determined based on internal studies and independent third-party appraisals. Lynch Corporation will finalize the purchase price allocation after it receives final appraisal reports, completes internal studies and receives other relevant information relating to the acquisition of PTI. The final purchase price allocation may be significantly different from the preliminary estimate.

                                                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      LYNCH         PTI        ADJUSTMENTS           COMBINED
                                                                                                        TOTAL

SALES AND REVENUES............................. $      21,805  $     8,752                        $      30,557
Cost and expenses:
  Manufacturing cost of sales..................        16,382        6,322             (553) (A)         22,151
  Selling and administrative...................         6,644        2,952                                9,596
  Lawsuit settlement provision.................           525           --                                  525
                                                -------------  ------------  --------------       --------------
OPERATING LOSS.................................        (1,746)        (522)             553              (1,715)
Other income (expense):
  Investment Income............................            14           39                                   53
  Interest expense.............................          (176)         (29)            (266) (B)           (471)
  Other income.................................            45          272                                  317
                                                -------------  ------------  --------------       --------------
                                                         (117)         282             (266)               (101)
                                                -------------  ------------  --------------       --------------
LOSS BEFORE INCOME TAXES                               (1,863)        (240)             287              (1,816)
(Provision for) benefit from income taxes......           (71)         223             (223) (C)             (71)
                                                -------------  ------------  --------------       --------------
NET LOSS....................................... $      (1,934) $       (17)  $           64       $        (1887)
                                                =============  ============  ==============       ==============
Weighted average shares outstanding............     1,496,000                                          1,632,643
                                                -------------                                     --------------
BASIC AND DILUTED LOSS PER SHARE:               $       (1.29)                                    $        (1.16)
                                                =============                                     ==============

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            NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

(A)   An adjustment has been made to reflect the effect of adopting changes in accounting principles with respect to inventory pricing in PTI's historical statement of income that are consistent with those adopted by
      Lynch Corporation.

(B)   An adjustment has been made to reflect the additional interest expense related to the new debt used to finance the acquisition of PTI at an estimated average interest rate of 5.1%.

(C)   The adjustment to income tax expense has been made to reflect there being no federal tax benefit being recorded as a result of Lynch Corporation being refunded all taxes in its carry-back period and there is uncertainty regarding the utilization of the net operating loss carryforward.

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